Exhibit 10(x)













                         LANE FURNITURE INDUSTRIES, INC.

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
























                                                        Restated January 1, 2003


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                         LANE FURNITURE INDUSTRIES, INC.
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


This Supplemental Executive Retirement Plan (the "Plan") is for the purpose of providing supplemental retirement benefits for and retaining designated key management employees of Lane Furniture Industries, Inc. ("Lane") and certain of its affiliated companies.



                                    Article I
                                   Definitions

Section 1.1. Definitions. As used herein, the following terms shall have the following meanings:


     (a)  "Administrator" means Furniture Brands International, Inc.

     (b)  "Affiliate"  means  any  corporation  which,   during  any  period  of
          employment of a Participant, was at least 50% controlled, directly or indirectly, by Lane.

     (c) "Basic Plan" means any defined benefit pension plan(s) (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as subsequently amended) sponsored by "Furniture Brands" or any affiliate of "Furniture Brands", including Lane or any affiliate, under which any Participant is entitled to a retirement benefit.

     (d) "Basic Plan Benefit" means the amount of benefit payable from the Basic Plan to a Participant or, in the case of a pre-retirement death benefit, to the Surviving Spouse of a Participant, in the normal form of annuity payable.

     (e)  "Beneficiary"  means  the  beneficiary  or  contingent   annuitant  as
          specified pursuant to the provisions of the Basic Plan.

     (f) "Code" means the Internal Revenue code of 1986, as subsequently amended.

     (g) "Committee" means the Executive compensation and Stock Option Committee of the Board of Directors of "Furniture Brands", as now or hereafter constituted, or any other committee or sub-committee thereof, as so designated or empowered by the Board of Directors of "Furniture Brands".

     (h) "Employee" means any person employed by Lane or an Affiliate on or after the Effective Date.

     (i) "Furniture Brands" means Furniture Brands International, Inc. and any successor thereof.

     (j) "Participant" means any Employee who satisfies the eligibility requirements set forth herein and who is designated as a Participant by the Committee. An Employee shall become a Participant in the Plan as of the date he is designated a Participant by the Committee.


     (k)  "Plan"  means  the  Lane  Furniture   Industries,   Inc.  Supplemental
          Executive Retirement Plan.

     (l) "Surviving Spouse" means the spouse of a Participant who is eligible to receive a surviving spouse benefit under the Basic Plan.

     (m) The masculine gender, where appearing in the Plan will be deemed to include the feminine gender, and the singular may include the plural, unless the context clearly indicates the contrary.


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                                   Article II
                                   Eligibility

     Section 2.1. Commencement of Participation. On and after the Effective Date, the President of Furniture Brands, Lane or of any Affiliate may, in his discretion, recommend for participation any Employee who is an Executive Officer (as herein defined) of Lane or of any Affiliate, and who has attained the age of 40 years. For purposes of this Plan, an "Executive Officer" shall include the Chairman of the Board, the President, the Chief Executive Officer, the Chief Financial Officer, any Vice President and the President of any operating division. Such Employee shall become a Participant upon approval of such recommendation by the Committee, and as of the date established by the Committee, said approval to be given or withheld at the discretion of the Committee.

     Section 2.2. Termination of Participation. Participation shall end upon termination of employment with Lane or an Affiliate, prior to retirement, for reasons other than death or disability, provided, however, that a transfer of a participant to Furniture Brands or to another Furniture Brands affiliated company will not be deemed to be a termination of employment for purposes of this Plan.

     Section 2.3. Discharge for Cause; Non-Competition. If any Participant entitled to a benefit under this Plan is discharged for cause, or enters into competition with Lane or any Affiliate, or interferes with the relations between Lane or any Affiliate, and any customer, or engages in any activity that would result in any decrease of or loss in sales by Lane or any Affiliate or which would otherwise be detrimental to Furniture Brands, Lane, or any other Furniture Brands affiliated company, the rights of such Participant to a benefit under this Plan, including the rights of a Surviving Spouse or a Beneficiary to a benefit, will be forfeited, unless the Committee determines that such activity is not detrimental to the best interests of Lane or an Affiliate. However, if the individual ceases such activity and notifies the Administrator of such action, then the Participant's right to receive a benefit, and any right of a Surviving Spouse or a Beneficiary to a benefit, will be restored within 60 days of said notification, unless the Committee in its sole discretion determines that the prior activity has caused serious injury to Lane or any Affiliate, which determination will be final and conclusive.

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                                   Article III
                                Retirement Dates

     Section 3.1. Retirement Dates. Each Participant is eligible to retire and receive a benefit under this Plan beginning on one of the following dates:

     (a) "Normal Retirement Date" which is the same as Normal Retirement Date under the Basic Plan;

     (b) "Early Retirement Date" which is the same as Early Retirement Date under the Basic Plan;

     (c) "Delayed Retirement Date" which is the same as Delayed Retirement Date under the Basic Plan; or

     (d)  "Disability   Retirement   Date"  which  is  the  same  as  Disability
          Retirement Date under the Basic Plan.



                                   Article IV
                                    Benefits

     Section 4.1. Normal Retirement Benefit. A Participant's annual retirement benefit payable from and after Normal Retirement Date under the Plan will equal:

     (a) 3% of Final Average Compensation (as defined herein) per year for the first 10 years of Service (as defined herein), plus

     (b) 1 1/2% of Final Average Compensation per year for years of Service 11 through 20, plus


     (c) 1/2% of Final Average Compensation per year for years of Service 21 through 30, less


     (d) primary Social Security benefits (defined as 5% of the Social Security PIA times years of Service up to 20 years), less


     (e) any Basic Plan Benefit and any other retirement benefit provided at the employer's expense (or at another Furniture Brands Company's expense) with respect to such Participant, but excluding (i) the portion of any such benefit earned after transfer to another Furniture Brands Company, (ii) any benefit payable under a Section 401(k) salary reduction plan, and (iii) any benefits available under a split-dollar insurance policy.

     "Final Average Compensation" as used herein shall have the same meaning as Final Average Compensation under the Basic Plan. "Compensation" as used herein shall have the same meaning as compensation under the Basic Plan, but without reference to any of the limitations imposed by the code; provided, however, that the maximum annual Compensation for these purposes shall not exceed $500,000.
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     "Service as used herein  shall have the same  meaning as Service  under the
Basic Plan for all service to Lane or an Affiliate after age 35, and shall include service with another Furniture Brands Company completed prior to employment at Lane or an Affiliate.

     Section 4.2. Early Retirement Benefit. A Participant shall have the option to take early retirement at age 55 and after 15 years of Service to Lane or an Affiliate, subject to the approval of the Committee in its sole discretion, and subject further to the execution of a non-competition agreement. The benefit payable in the event of early retirement shall be the Normal Retirement Benefit calculated as set forth in Section 4.1 above, but reduced by 6% per year (pro-rated for any portion of a year) for each year of retirement prior to the Normal Retirement Date.

     Section 4.3. Delayed Retirement Benefit. A Participant's retirement benefit payable at a Delayed Retirement Date will be equal to the Participant's Normal Retirement Benefit calculated as set forth in Section 4.1 above.

     Section 4.4. Disability Benefits. In the event a Participant becomes totally disabled, as defined in the Basic Plan, and is eligible for a disability benefit payment from the Basic Plan, a disability benefit will be payable from this Plan, calculated in accordance with Section 4.1 hereof, but reduced by 6% per year (pro-rated for any portion of a year) for the first ten years prior to Normal Retirement Date. For these purposes, "actuarial reduction" shall have the same meaning as provided in the Basic Plan for retirement under the Basic Plan prior to age 55. The disability benefit payment will cease under this Plan when the disability benefit ceases under the Basic Plan.

     Section 4.5. Limitation on Benefits. Except with respect to Discretionary Benefits provide pursuant to section 4.8 hereof, in no event will nay benefit payable pursuant to this Plan result in an aggregate payment to a Participant of an amount greater than fifty percent (50%) of Final Average Compensation when combining (i) Basic Plan Benefits, (ii) primary Social Security benefits, and
(iii) payments pursuant to this Plan.

     Section 4.6. Date of Calculation. The retirement benefits under this Plan shall be calculated as of the date retirement benefits commence payment under the Basic Plan.

     Section 4.7. Forms of Benefit.

     (a) The normal form of benefit under this Plan will be a life annuity (for unmarried Participants) or a 50% joint and survivor benefit (for married Participants). If an optional form of benefit has been elected under the Basic Plan, such election will be deemed to be an election of that same optional form of benefit under this Plan as well; The normal form of benefit under this Plan will be a life annuity (for unmarried Participants) or a 50% joint and survivor benefit (for married Participants). If an optional form of benefit has been elected under the Basic Plan, such election will be deemed to be an election of that same optional form of benefit under this Plan as well; provided, however, that in the event that Participant is eligible for and elects to receive benefits from the Basic Plan in the form of a lump sum, benefits under this Plan will be payable in the form of a life annuity.

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     (b)  Notwithstanding  the  provisions of paragraph  4.7(a),  if the monthly benefit payable to a Participant under this Plan, or in case of a Surviving Spouse's benefit, is $100 per month or less, then in lieu of receiving a monthly benefit, the Participant or Surviving Spouse shall receive a single sum cash settlement. The single sum cash settlement shall be determined in accordance with the provisions of the Basic Plan for determining similar settlements.

     Section 4.8. Discretionary Benefit. The Committee shall have the authority to provide any discretionary supplementary or additional benefits pursuant to this Plan to a Participant at any time after the Participant ceases to be an Employee.

     Section 4.9. Death Benefits. A Surviving Spouse is entitled to a Death Benefit under this Plan if he is entitled to a Death Benefit under the Basic Plan. Such Death Benefit under this Plan shall be calculated in accordance with
Section 4.1 of this Plan, adjusted pursuant to Section 4.2 of this Plan, payable in the form of and subject to the same limitations as a Death Benefit payable under the Basic Plan to a Surviving Spouse.

     Section 4.10. Payment of Retirement Benefits.

     (a) Benefits payable in accordance with Article IV hereof will be payable monthly, and will commence on the same date as the benefit payable under the Basic Plan. Payments will cease upon the later of the first day of the month following the month in which the retired Participant dies.

     (b) Except for any discretionary benefit granted under Section 4.8 hereof, no benefits are payable under this Plan with respect to a Participant whose employment with Lane or an Affiliate is terminated prior to age 65 for reasons other than death, disability or Early Retirement (under the terms of this Plan). Notwithstanding the foregoing, a Participant's Service and Compensation hereunder will not be forfeited but will rather be frozen in the event of a transfer of that Participant to another Furniture Brands affiliated company, or in the event the Participant ceases to be an Executive Office of Lane or an Affiliate.

     (c) A Participant whose retirement benefit under this Article IV is to be paid in the form of a 10-year certain and life annuity shall designate a beneficiary to receive any guaranteed amount remaining unpaid at his death and may designate one or more contingent beneficiaries which may be other than a natural person. Payments with respect to any such beneficiary shall be governed by the definition of "Beneficiary" under the Basic Plan.



                                    Article V
                       Administration and Claims Procedure

     Section 5.1. Construction; Interpretation. For the purpose of this Plan's administration and claims procedures the Committee hereby appoints the Administrator to see to the day-to-day administration of the Plan to perform any and all duties with respect to the Plan to the extent that they are not specifically reserved to the Committee hereunder. The Administrator

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shall keep all records of meetings and of any action by the  Committee or by the
Administrator in connection with this Plan, and any and all other records desired by the Committee. The Committee may appoint such other agents, who need not be members of the Committee, as it may deem necessary for the effective exercise of its duties under the Plan, and may, to the extent not inconsistent herewith, delegate to such other agents any powers and duties, both ministerial and discretionary, as the committee may deem expedient and appropriate. The Administrator shall construe and interpret all provisions of the Plan and may adopt rules and regulations to assist it in the administration of the Plan.

     Section 5.2. Documents; Writings. A decision of the Committee may be made by a written document signed by a majority of the Committee or at a meeting of the committee. The Committee may authorize any of its members or any other appropriate person to sign documents or papers on its behalf. A decision or the Administrator may be made by a written document signed by any officer or designated representative of Furniture Brands.

     Section 5.3. Conflicts of Interest. No Committee member, as such, shall make any decision or take any action covering exclusively his own eligibility for participation or for benefits under the Plan, if he is an Employee, but all such matter shall be decided by a majority of the remaining Committee members.

     Section 5.4. Claims Procedures.

     (a) A participant or beneficiary or other person who believes that he is being denied a benefit to which he is entitled (hereinafter referred to as "Claimant") may file a written request for such benefit with the Administrator setting forth his claim. The request must be addressed to the Administrator at 101 South Hanley Road, St. Louis, Missouri 63105, ATTN: Manager of Employee Benefits.

     (b) Upon receipt of a claim the Administrator shall advise the Claimant that a reply will be forthcoming within 90 days and shall in fact deliver such reply within such period. However, the Administrator may extend the reply period for an additional 90 days for reasonable cause. If the claim is denied in whole or in part, the Administrator will adopt a written opinion using language calculated to be understood by the claimant setting forth:

          (i)  the specific reason or reasons for denial,

          (ii) the specific references to pertinent Plan provisions on which the denial is based,

          (iii)a  description   of  any   additional   material  or  information
               necessary   for  the   Claimant  to  perfect  the  claim  and  an
               explanation why such material or such information is necessary.

          (iv) Appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review, and

          (v) the time limits for requesting a review under this Section 5.4.

     (c) Within sixty days after the receipt by the claimant of the written opinion described above, the Claimant may request in writing that the Committee review the Administrator's determination. Such request must be addressed to the Committee as provided herein. The Claimant or his duly authorized representative may, but need not, review the pertinent documents and submit


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          issues and comments in writing for consideration by the Committee.  If the Claimant does not request a review of the Administrator's determination within such sixty-day period, he shall be barred and estopped from challenging the Administrator's determination.

     (d) Within sixty days after the Committee's receipt of a request for review, it will review the Administrator's determination. After considering all materials presented by the Claimant, the Committee will render a written opinion, written in a manner calculated to be understood by the Claimant, setting forth the specific reasons for the decision and containing specific references to the pertinent Plan provisions on which the decision is based. If special circumstances require that the sixty-day time period be extended, the Committee will so notify the Claimant and will render the decision as soon as possible but not later than 120 days after receipt of the request for review. The decision of the Committee shall be final and binding on the Claimant.



                                   Article VI
                                  Miscellaneous

     Section 6.1. Spendthrift. To the maximum extent permitted by law, no participant, spouse, or beneficiary may voluntarily or involuntarily assign, transfer, encumber or otherwise subject to alienation, sale, transfer, claims of creditors, pledge, attachment or encumbrance any of the benefits payable or to be payable under this Plan.

     Section 6.2. Incapacity. If, in the opinion of the Administrator, a person to whom a benefit is payable is unable to care for his affairs because of illness, accident or any other reason, any payment due the person, unless prior claim thereof shall have been made by a duly qualified guardian or other duly appointed and qualified representative of such person, may be paid to some member of the person's family, or to some party who, in the opinion of the Administrator, has incurred expense for such person. Any such payment shall be a payment for the account of such person and shall be a complete discharge of any liability.

     Section 6.3. Employee Rights. Neither Furniture Brands, Lane nor any Affiliate, in adopting this Plan, shall be held to create or vest in any Employee or any other person any interest, pension or benefits other than the benefits specifically provided herein. Nothing contained herein shall be construed to be a contract of employment for any term, nor as conferring upon any Employee the right to continue to be employed by Lane, or by Furniture Brands or by any Affiliate, in his present capacity or in any capacity, or to interfere with the right of Furniture Brands, Lane or any Affiliate to discharge or otherwise deal with a Participant without regard to the existence of this Plan.

     Section 6.4. Service of Process. The Administrator shall be the agent for service of legal process.

     Section 6.5. Unfunded Plan. The Plan shall be unfunded. Lane or the applicable Affiliate shall pay all benefits hereunder out of its general assets.




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     Section 6.6. Amendment or Termination.  The Board of Directors of Furniture
Brands reserves the right, in its sole discretion, to amend, terminate or suspend operation of the Plan at any time or from time to time, in whole or in part. In the event of Plan termination, the benefits will be determined for each Participant as of that date, no credited Service or Compensation for subsequent years will be considered, and any Participant's entitlement to payment of Benefits will be subject to the remaining provisions of the Plan. In the event of amendment, the benefits calculated under the Plan as of the effective date of any amendment will in no event be decreased or forfeited solely as a result of such amendment, nor shall be terms of the Plan governing the benefits calculated as of such date be less favorable to any Participant solely as a result of such amendment. No termination, amendment or suspension of the Plan will affect a retired Participant's right or the right of a Surviving Spouse or Beneficiary to continue to receive a benefit in accordance with this Plan as in effect on the date such Participant commenced to receive a benefit under this Plan.

     Section 6.7. Employee Contributions. There shall be no contributions by Employees.

     Section 6.8. Effective Date. This plan shall become effective on the date adopted by the Lane Board of Directors and shall be effective as to each Participant on the date he or she is designated as such by the Committee.

     Section 6.9. Governing Law. This Plan is established under and will be construed according to the laws of the State of Missouri.




Adopted by the Board of Directors of
Furniture Brands International, Inc. as of January 31, 1995

Adopted by the Board of Directors of
Lane Furniture Industries, Inc. as of January 31, 1995

Restated as of January 1, 2003